SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.      )

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Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐ Preliminary Proxy Statement	☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material under Rule 14a-12
PROXYMED, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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PROXYMED, INC.
2555 DAVIE ROAD, SUITE 110B
FORT LAUDERDALE, FLORIDA 33317
(954) 473-1001

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
MAY 29, 2003

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of ProxyMed, Inc., a Florida corporation (the “Company”), will be held on Thursday, May 29, 2003, at 9 o’clock a.m., Fort Lauderdale time, at the Company’s corporate offices located at 2555 Davie Road, Suite 110B, Fort Lauderdale, Florida 33317, for the following purposes, all of which are set forth more completely in the accompanying Proxy Statement:

(1)	The election of 7 persons to the Board of Directors to serve until the next Annual Meeting of Shareholders or until election and qualification of their respective successors;

(2)	Ratification and approval of PricewaterhouseCoopers LLP (“PWC”) as our independent auditors for the fiscal years 2002 and 2003; and

(3)	To transact such other business as may properly come before the meeting.

     The Board of Directors recommends that you vote IN FAVOR OF proposals 1, 2 and 3 and that you allow the Company representative to vote the shares represented by your proxy as recommended by the Board of Directors.

     Pursuant to the Company’s Bylaws, the Board of Directors has fixed the close of business on April 1, 2003 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting. This proxy statement, the accompanying proxy card and the 2002 annual report to shareholders are being mailed or otherwise distributed to you on or about May 1, 2003.

     A FORM OF PROXY AND THE ANNUAL REPORT OF THE COMPANY FOR THE FISCAL YEAR ENDED DECEMBER 31, 2002 ARE ENCLOSED. YOUR VOTE IS VERY IMPORTANT. IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, WHETHER OR NOT YOU PLAN TO BE PRESENT IN PERSON AT THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE, WHICH DOES NOT REQUIRE POSTAGE IF MAILED IN THE UNITED STATES. YOUR PROXY MAY BE REVOKED AT ANY TIME BEFORE THE VOTE AT THE ANNUAL MEETING BY FOLLOWING THE PROCEDURES OUTLINED IN THE ACCOMPANYING PROXY STATEMENT.

BY ORDER OF THE BOARD OF DIRECTORS

Rafael G. Rodriguez, Secretary

April 25, 2003 Fort Lauderdale, Florida

PROXY STATEMENT
GENERAL INFORMATION ABOUT PROXIES AND VOTING
PROPOSAL 1 ELECTION OF DIRECTORS
PROPOSAL 2 RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITOR
INFORMATION REGARDING THE NOMINEES AND NAMED EXECUTIVE OFFICERS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
INFORMATION REGARDING THE COMPANY’S BOARD OF DIRECTORS AND BOARD COMMITTEES
COMPENSATION OF DIRECTORS
EXECUTIVE COMPENSATION
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
PERFORMANCE GRAPH
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
OTHER INFORMATION

PROXYMED, INC.
2555 DAVIE ROAD, SUITE 110B
FORT LAUDERDALE, FLORIDA 33317
(954) 473-1001

PROXY STATEMENT

GENERAL INFORMATION ABOUT PROXIES AND VOTING

     The enclosed proxy is solicited by the Board of Directors of ProxyMed, Inc., a Florida corporation (the “Company”), for use at the Annual Meeting of Shareholders to be held on Thursday, May 29, 2003, at 9 o’clock a.m., Fort Lauderdale time, at the Company’s corporate offices located at 2555 Davie Road, Suite 110B, Fort Lauderdale, Florida 33317. The approximate date on which this statement and the enclosed proxy was sent to shareholders is May 1, 2003. The form of proxy provides a space for you to record your vote for each proposal. You are urged to indicate your vote on each matter in the space provided; any item not voted upon by you will be voted by the persons named in the proxies at the meeting (i) FOR the election of 7 persons to the Board of Directors as set forth below; (ii) FOR the ratification and approval of PricewaterhouseCoopers as the Company’s independent auditors for fiscal years 2002 and 2003, respectively; and (iii) in their discretion, upon such other business as may properly come before the meeting. Whether or not you plan to attend the meeting, please complete the proxy card, sign, date and return the proxy card to the transfer agent in the enclosed envelope, which requires no postage if mailed in the United States.

     The cost of this proxy solicitation will be borne by the Company. Solicitations of proxies by mail may be supplemented by telephone, telegram, facsimile, personal or electronic solicitation by directors, officers or regular employees of the Company. No additional compensation will be paid to such persons for such activities.

     Only shareholders of record at the close of business on April 1, 2003 (“Record Date”), are entitled to notice of and to vote at the Annual Meeting. At the Record Date for the meeting, the Company had issued 6,782,938 shares of common stock and had 13,333 voting shares of common stock represented by Series C 7% Convertible Preferred Stock. In the event that there are not sufficient votes for approval of any of the matters to be voted upon at the Annual Meeting, the Annual Meeting may be adjourned in order to permit further solicitation of proxies. The quorum necessary to conduct business at the Annual Meeting consists of a majority of the outstanding shares entitled to vote at the Annual Meeting. The approval of the proposals covered by this Proxy Statement will require an affirmative vote of the holders of a majority of the shares of common stock voting in person or by proxy at the Annual Meeting, with the exception of the election of directors, each of whom is elected by a plurality.

     All shares of common stock that are represented at the Annual Meeting by properly executed proxies received prior to or at the Annual Meeting and not revoked will be voted at the Annual Meeting or any adjournment thereof as specified therein by the person giving the proxy in accordance with the instructions indicated in such proxies. If no instructions are indicated, such shares represented by proxy will be voted as recommended by the Board of Directors. Abstentions or broker non-votes are counted as shares present in the determination of whether shares of common stock represented at the meeting constitute a quorum. Abstentions and broker non-votes are tabulated separately. Since only a plurality is required for the election of directors, abstentions or broker non-votes will have no effect on the election of directors (except for purposes of determining whether a quorum is present at the Annual Meeting). As to other matters to be acted upon at the Annual Meeting, abstentions are treated as AGAINST votes, whereas broker non-votes are not counted for the purpose of determining whether the proposal has been approved.

A SHAREHOLDER WHO SUBMITS A PROXY ON THE ACCOMPANYING FORM HAS THE POWER TO REVOKE IT AT ANY TIME PRIOR TO ITS USE (I) BY DELIVERING A WRITTEN NOTICE TO THE SECRETARY OF THE COMPANY AT THE FORT LAUDERDALE ADDRESS STATED ABOVE; (II) BY COMPLETING, EXECUTING, DATING AND DELIVERING A LATER-DATED PROXY OR (III) BY ATTENDING THE MEETING AND VOTING IN PERSON. UNLESS YOU REVOKE YOUR PROXY PRIOR TO ITS USE IN ONE OF THE THREE FOREGOING WAYS, PROXIES WHICH ARE PROPERLY EXECUTED WILL BE VOTED FOR THE PURPOSES SET FORTH THEREON.

PROPOSAL 1

ELECTION OF DIRECTORS

     The Company’s Restated Articles of Incorporation, as amended, provides for one class of directors and further provides that the total number of directors shall be determined by resolution adopted by the affirmative vote of a majority of the Board of Directors, except that the total number of directors may not be less than one nor more than eight, with each director holding office until the next annual meeting of shareholders and until his successor is duly elected and qualified, or until the earlier of such director’s death or resignation. As of the date of this proxy statement, the Board of Directors has set the number of directors to serve on the Board at eight. Directors elected to fill vacancies hold office for a term expiring at the next Annual Meeting when the term expires. The Company currently has seven directors.

     The following nominees may be elected by plurality vote. The Board of Directors recommends a vote in favor of each nominee for election to the Board.

Edwin M. Cooperman	Michael S. Falk
Thomas E. Hodapp	Michael K. Hoover
Braden R. Kelly	Kevin M. McNamara
Eugene R. Terry

     All properly executed proxies received prior to or at the Annual Meeting and not revoked will be voted in accordance with the instructions indicated therein. If no such instructions are indicated, shares represented by such proxy, will be voted in favor of the seven nominees listed above. Should any nominee named herein become unable for any reason to stand for election as a director of the Company, the Company representative named in the proxy will vote for the election of such other person or persons as the Board of Directors may propose to replace such nominee. The Company knows of no reason why any of the nominees will be unavailable or unable to serve.

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITOR

     On January 16, 2003 upon the recommendation of the Audit Committee, the Board of Directors appointed PWC, Fort Lauderdale, Florida, as independent accountants to audit the consolidated financial statements of the Company for the fiscal year ending December 31, 2002. The Audit Committee may recommend that the Board of Directors appoint PWC, Fort Lauderdale, Florida, as independent accountants to audit the consolidated financial statements of the Company for the fiscal year ending December 31, 2003. Inasmuch as it is not required under applicable laws or regulatory listing standards, in the past we have never sought ratification nor shareholder approval of the Company’s independent auditors. However, in this day and age the Board of Directors believes that giving shareholders the opportunity to express their views on the subject is the best corporate governance practice. While not binding on the Audit Committee, the failure of the shareholders to ratify the appointment of PWC as our independent auditors would be considered by the Audit Committee in determining whether to continue the engagement of PWC. Representatives of PWC will be present at the Annual Meeting of Shareholders and will be afforded the opportunity to make a statement if they desire to do so and to respond to appropriate questions.

     Fees Paid to Independent Accountants

     The Securities and Exchange Commission’s Final Rule on Auditor Independence requires that the Company make the following disclosures regarding the amount of fees billed by its independent auditors and the nature of the work for which these fees were billed:

     Audit Fees

     Aggregate fees and expenses incurred for PWC’s audit of the Company’s annual financial statements for the year ended December 31, 2002 and for it reviews of the financial statements included in the Company’s Forms 10-Q for year ended December 31, 2002 totaled $158,000. Of this amount, $54,000 had been billed as of December 31, 2002. The balance of the fees was billed prior to the date of this Proxy Statement.

     In addition, aggregate fees and expenses incurred for PWC’s audit of MedUnite, Inc.’s annual financial statements for the year ended December 31, 2002 totaled $73,000. Of this amount, none had been billed as of December 31, 2002; however, all amounts were billed prior to the date of this Proxy Statement.

     Financial Information Systems Design and Implementation Fees

     There were no fees billed for any financial information systems design and implementation services rendered by PWC for the year ended December 31, 2002.

     All Other Fees

     Aggregate fees for all other services provided by PWC for the year ended December 31, 2002 totaled $12,000, all of which had been billed as of December 31, 2002.

     In connection with due diligence for our acquisition of MedUnite, Inc., aggregate fees and expenses incurred with PWC were $40,000. Of this amount, none was billed as of December 31, 2002; however, all amounts were billed prior to the date of this Proxy Statement and all were pre-approved by the Audit Committee or the Board of Directors as a whole.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF RATIFYING PRICEWATERHOUSECOOPERS AS THE COMPANY’S INDEPENDENT AUDITORS FOR FISCAL YEAR 2002 AND OF APPROVING THE APPOINTMENT OF PRICEWATERHOUSECOOPERS AS THE COMPANY’S AUDITORS FOR FISCAL YEAR 2003.

     All properly executed proxies received prior to or at the Annual Meeting and not revoked will be voted in accordance with the instructions indicated therein. If no such instructions are indicated, shares represented by such proxy, will be voted in favor of ratifying PWC as the Company’s independent auditors for fiscal year 2002 and of approving the appointment of PWC as the Company’s independent auditors for fiscal year 2003.

     The names of the nominees, their principal occupations during the past five years, other directorships held and certain other information are set forth below.

INFORMATION REGARDING THE NOMINEES AND NAMED EXECUTIVE OFFICERS

     Directors and Corporate Officers

     Our Company’s directors and corporate officers are as follows:

Name	Age	Position

Edwin M. Cooperman (1)	59	Director
Michael S. Falk (2)	41	Director
John Paul Guinan	42	Executive Vice President – Prescription Services
Nancy J. Ham	42	President and Chief Operating Officer
Lonnie W. Hardin	48	Senior Vice President – Payer Services
A. Thomas Hardy	49	Senior Vice President – Laboratory Services and President — Key Communications Service, Inc.
Thomas E. Hodapp (2)	43	Director
Michael K. Hoover	47	Chairman of the Board and Chief Executive Officer
Braden R. Kelly (2)	32	Director
Kevin M. McNamara (1)	47	Director
Rafael G. Rodriguez	34	Vice President, Senior Corporate Counsel and Secretary
Judson E. Schmid	41	Executive Vice President, Chief Financial Officer and Treasurer
Eugene R. Terry (1)	64	Director
Timothy J. Tolan	44	Senior Vice President – Business Development

(1)	Member of the Audit Committee, the Chairman of which is Mr. Terry.

(2)	Member of the Compensation Committee, the Chairman of which is Mr. Falk.

     Edwin M. Cooperman has served as a director of ProxyMed since July 2000. He is a principal of T.C. Solutions, a privately-held investment and financial services consulting firm. Previously, Mr. Cooperman was Chairman of the Travelers Bank Group and Executive Vice President, Travelers Group, where he was responsible for strategic marketing, the integration of Travelers brands and products, joint and cross marketing efforts and corporate identity strategies, as well as expanding the Travelers Bank Group’s credit card portfolios. After joining Travelers in 1991, Mr. Cooperman became Chairman and CEO of Primerica Financial Services Group, which comprises Primerica Financial Services, Benefit Life Insurance Company and Primerica Financial Services Canada. Prior to this, Mr. Cooperman served at American Express where he became Chairman and Co-Chief Executive of Travel Related Services, North America. Mr. Cooperman is also a director of Comdial Corporation, US Wireless Data, Inc. and Grannum Value Mutual Fund.

     Michael S. Falk has served as a director of ProxyMed since July 2000. Mr. Falk co-founded Commonwealth Associates L.P. in 1988, and in 1995 he became Chairman and Chief Executive Officer. Commonwealth Associates is a merchant and investment bank that provides financing for small to medium size publicly traded growth businesses. He is also a director of Comdial Corporation and Managing Partner of Comvest Venture Partners, a merchant banking investment partnership. Mr. Falk is a graduate of the Stanford University

Executive Program for Smaller Companies, and holds a Bachelor’s degree with honors in Economics from Queens College.

     John Paul Guinan joined ProxyMed in April 1993 and currently serves as Executive Vice President and Chief Technology Officer. Mr. Guinan served as President and a director of ProxyMed between June 1995 and December 1999. He was also its Chief Operating Officer from August 1996 to January 1998. He was an Executive Vice President of ProxyMed from July 1993 until June 1995. From March 1993 to June 1993, Mr. Guinan was the Chief Executive Officer and co-founder of ProxyScript, Inc., which ProxyMed acquired in June 1993. From 1989 until April 1993, Mr. Guinan founded and developed two companies: The Desktop Professionals, Inc., a company which supplied automation systems to South Florida professional offices; and POSitive Thinking, Inc., a software development company which specialized in point-of-sale systems. He received both a BS in Computer Science and his Juris Doctor degree from the University of Miami.

     Nancy J. Ham joined ProxyMed in October 2000 and currently serves as President and Chief Operating Officer. Prior to joining ProxyMed in October 2000, Ms. Ham served as General Manager, Institutional and Connectivity Services of Healtheon/WebMD Corporation from June 1999 to March 2000. She originally joined Healtheon in May 1998 with its acquisition of ActaMed Corporation, where she had served with Mr. Michael K. Hoover, ProxyMed’s Chairman and CEO, as Chief Financial Officer and Senior Vice President, Business Development. Upon the merger with WebMD Corporation, she became General Manager. Before joining ActaMed in 1993, Ms. Ham was a Director, Corporate Finance at Equifax, Inc. from 1992-1993, and prior to that spent five years with GE Capital’s Corporate Finance Group. Ms. Ham has a B.A. from Duke University and a Masters in International Business Studies from the University of South Carolina.

     Lonnie W. Hardin joined ProxyMed in November 1997 in connection with its acquisition of US Health Data Interchange, Inc. (“USHDI”), and since October 2000 has been serving as Senior Vice President of Payer Services and from November 1997 to October 2000 as the Senior Vice President of Field Claims Operations. Prior to joining ProxyMed, Mr. Hardin was employed by USHDI from 1991 through 1997, during which time he held the positions of Vice President - Sales/Marketing and General Manager.

     A. Thomas Hardy joined ProxyMed in December 1998 in conjunction with ProxyMed’s acquisition of Key Communications Service, Inc. and since January 2000, has served as President and Chief Operating Officer of Key Communications. From October 2000, Mr. Hardy has also served as Senior Vice President of Laboratory Services of ProxyMed. Mr. Hardy joined Key Communications in 1995 where he served as Key Communications’ Executive Vice President and Chief Financial Officer. Mr. Hardy is a certified public accountant and has a BBA in Business from Georgia College & State University and a MBA degree from the University of Arkansas.

     Thomas E. Hodapp has served as a director of ProxyMed since July 2000. In 1999, Mr. Hodapp founded Access Capital Management, a private banking and management firm dedicated to providing financial and strategic advisory services to select, early stage private healthcare and information technology companies. From 1992 to 1998, Mr. Hodapp was a Managing Director for Robertson Stephens & Company, LLC, a leading international investment banking firm, overseeing the firm’s Healthcare Managed Care Research Group, with a focus on the managed care, practice management and healthcare information services industries. From 1988 to 1992, he was with Montgomery Medical Ventures, a venture firm focused on the biotechnology, medical device and healthcare service fields. MMV I and II actively managed long-term investments in over 40 early stage companies, many of which the firm was involved in co-founding. Prior to that, Mr. Hodapp researched the healthcare industry as an industry analyst with Goldman, Sachs & Company, S.G. Warburg Securities and Volpe & Covington. Additionally, Mr. Hodapp has been published in a number of major financial and healthcare industry journals and publications, was a two-time selection to the Wall Street Journal Research Analyst All-Star Team, and is a frequent speaker at national healthcare investment and strategy forums.

     Michael K. Hoover was appointed Chairman of the Board and Chief Executive Officer of ProxyMed in July 2000. He served as President and Director of Healtheon/WebMD Corporation after Healtheon acquired ActaMed Corporation, an eHealth information systems and transaction company similar to ProxyMed in May 1998. Mr. Hoover co-founded ActaMed in May 1992 and served as its President from its inception to May 1998, and as its President and Chief Executive Officer from December 1995 to May 1998. From 1989 to 1992, Mr. Hoover served as the Executive Director of Financial Services of the MicroBilt Division of First Financial Management Corporation. Prior to that, he founded FormMaker Software Corporation, a producer of electronic forms automation systems, and served as its Chief Executive Officer from 1982 to 1988.

     Braden R. Kelly was appointed director of ProxyMed in April 2002. Mr. Kelly is a Managing Member of General Atlantic Partners, LLC, a private equity investment firm that invests in information, communications and media companies on a global basis, where he has been employed in various capacities since 1995. Prior to joining General Atlantic, Mr. Kelly was a member of the Mergers, Acquisitions, and Restructurings Department at Morgan Stanley & Co. He also serves as a director of Eclipsys Corporation, Tickets.com, HEALTHvision, Inc. and Schaller Anderson, Inc. Mr. Kelly received his B.A. in Finance and Business Economics from the University of Notre Dame.

     Kevin M. McNamara was appointed as a Director of ProxyMed in September 2002. He has served as a principal with Voyent Partners, a private equity firm, since August 2001. Mr. McNamara served as the Chief Executive Officer for Private Business, Inc. from 1999 until 2001. From 1996 to 1999, he served as Chief Financial Officer for ENVOY Corporation, and was President of Merchant Services Division of National Bancard Corporation (NaBANCO) from 1994 to 1995. Mr. McNamara also serves as a director of Enhancement Services Corporation, HEALTHvision, Inc. and Digiscripts, Inc. Mr. McNamara received his undergraduate degree at Virginia Commonwealth University and his Masters of Business Administration at the University of Richmond, Virginia. Mr. McNamara is a certified public accountant in Virginia.

     Rafael G. Rodriguez re-joined ProxyMed in January 2002 and currently serves as Vice President, Senior Corporate Counsel and Secretary. Mr. Rodriguez was Associate Counsel of ProxyMed from June 1997 to February 1999. Between February 1999 to April 2001, he served as Counsel to Milgo Solutions, LLC, (now NextiraOne), a Platinum Equity portfolio company. Prior to first joining ProxyMed in 1997, Mr. Rodriguez was Associate Counsel for GMIS, a McKesson HBOC, Inc. company. Mr. Rodriguez graduated from the University of Pennsylvania School of Law in 1994, and he is admitted to practice law in the states of Pennsylvania, New Jersey and Florida.

     Judson E. Schmid currently serves as Executive Vice President, Chief Financial Officer and Treasurer of ProxyMed. From April 1996 to October 2000, he was ProxyMed’s Vice President — Corporate Finance and Corporate Controller. From August 1994 to September 1995, Mr. Schmid was the Corporate Controller for CardioLife Corporation, a privately-held medical provider of transtelephonic cardiac monitoring services. From September 1990 to August 1994, he was the Corporate Controller of Sports-Tech International, Inc., a publicly-held developer and supplier of computer controlled video editing systems for the sports industry. From September 1985 to September 1990, he worked as an Audit Supervisor for two public accounting firms, including KPMG. Mr. Schmid received his undergraduate degree at the University of Florida and his Masters of Accounting at Florida Atlantic University. Mr. Schmid is a certified public accountant in Florida (inactive status elected).

     Eugene R. Terry has been a director of ProxyMed since August 1995. Mr. Terry is a pharmacist and is a principal of T.C. Solutions, a privately-held investment and financial services consulting firm. Until 2001, Mr. Terry was a director on the board of In-Home Health, a home health care company acquired by Manor Care, Inc. In 1971, Mr. Terry founded Home Nutritional Support, Inc. (“HNSI”), one of the first companies established in the home infusion industry. In 1984, HNSI was sold to Healthdyne, Inc. HNSI was later sold to the W.R. Grace Group. From 1975 to 1984, Mr. Terry was also founder and Chief Executive Officer of Paramedical Specialties, Inc., a respiratory and durable medical equipment company, which was also sold to Healthdyne, Inc. Since April 2002, Mr. Terry also serves as chairman of Gender Sciences, Inc. a Nasdaq nutraceutical company headquartered in New Jersey.

     Timothy J. Tolan was appointed Senior Vice President of Business Development in January 2001. Before joining ProxyMed, Mr. Tolan was Vice President of Sales for ePhysician, Inc from May 2000 until his appointment at ProxyMed. He was Vice President of Sales – Lab/PBM for Healtheon/WebMD Corporation from August 1998 through May 2000. Prior to Healtheon/WebMD, Mr. Tolan also held the position of Vice President of Sales – Eastern Region for CITATION Computer Systems, a laboratory information system company. Prior to CITATION, Mr. Tolan spent twelve years in the physician practice management market.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth information to our knowledge or as reported to us regarding the beneficial ownership of our common stock as of April 24, 2003, with respect to (i) each person known to us to be the beneficial owner of more than 5% of our common stock, including exercisable options and warrants; (ii) each director; (iii) each corporate officer named in the Summary Compensation Table; and (iv) all of our directors and executive officers as a group. Beneficial ownership is determined under the rules and regulations of the Securities and Exchange Commission (“SEC”).

Name and Address (1)	# of Shares (2)	% of Class

Edwin M. Cooperman (3)	21,202	*
Michael S. Falk (4)	429,674	6.3%
John Paul Guinan (5)	26,154	*
Nancy J. Ham (6)	58,861	*
Lonnie W. Hardin (7)	18,673	*
A. Thomas Hardy (8)	78,357	1.2%
Thomas E. Hodapp (9)	18,206	*
Michael K. Hoover (10)	399,457	5.7%
Braden R. Kelly (11)	2,124,895	29.0%
Kevin M. McNamara (12)	625	*
Rafael G. Rodriguez (13)	1,000	*
Judson E. Schmid (14)	20,566	*
Eugene R. Terry (15)	21,139	*
Timothy J. Tolan (16)	24,435	*
General Atlantic Partners, LLC (11) Three Pickwick Plaza Greenwich, CT 06830	2,118,645	28.9%
Cramer Rosenthal & McGlynn, LLC (17) 520 Madison Avenue New York, NY 10022	489,629	7.2%
FMR Corp. (18) 82 Devonshire Street Boston, MA 02109	409,200	6.0%
All directors and corporate officers as a group (29 persons) (19)	3,254,654	41.5%

*	Less than 1%

(1)	The address for each person, unless otherwise noted, is 2555 Davie Road, Suite 110, Fort Lauderdale, Florida 33317-7424.

(2)	In accordance with Rule 13d-3 of the Exchange Act, shares that are not outstanding, but that are subject to options, warrants, rights or conversion privileges exercisable within 60 days from April 24, 2003, have been deemed to be outstanding for the purpose of computing the percentage of outstanding shares owned by the individual having such right, but have not been deemed outstanding for the purpose of computing the percentage for any other person.

(3)	Includes 5,450 shares held of record and 15,752 shares issuable upon the exercise of currently exercisable stock options.

(4)	Includes 132,190 shares held of record by Michael Falk and various Falk family trusts and foundations and 6,723 shares issuable upon the exercise of currently exercisable stock options and warrants. Additionally, includes (I) 19,402 shares held of record by Commonwealth Associates, LP for which Mr. Falk is a control person; (ii) 16,278 shares held of record by ComVest Capital Partners, LLC for which Mr. Falk is a managing member; and (iii) 248,446 shares held of record and 6,635 shares issuable upon the exercise of currently exercisable warrants by Commonwealth Liquidation, LLC for which Mr. Falk is a controlling member as reported in Form 4 filed with the SEC on March 6, 2003.

(5)	Includes 67 shares held of record and 26,087 shares issuable upon the exercise of currently exercisable stock options.

(6)	Includes 4,083 shares held of record and 54,778 shares issuable upon the exercise of currently exercisable stock options.

(7)	Includes 18,673 shares issuable upon exercise of currently exercisable stock options.

(8)	Includes 48,643 shares held of record and 29,715 shares issuable upon exercise of currently exercisable stock options.

(9)	Includes 3,067 shares held of record and 15,139 shares issuable upon exercise of currently exercisable stock options.

(10)	Includes 141,114 shares held of record and 258,343 shares issuable upon exercise of currently exercisable stock options.

(11)	Includes 6,250 shares issuable upon exercise of currently exercisable stock options for Mr. Kelly. Additionally, includes the following shares of common stock held by various General Atlantic entities: (i) 1,289,821 shares owned by General Atlantic Partners 74, L.P.; (ii) 175,141 shares owned by GAP Coinvestment Partners II, L.P.; (iii) 101,833 shares owned by GapStar, LLC; and (iv) 2,571 shares owned by GAPCO GmbH & Co. KG. These shares, along with warrants to purchase an aggregate of 549,279 shares of common stock (which are exercisable beginning April 5, 2003), were acquired in a private placement transaction completed on April 5, 2002. Braden R. Kelly, a director of the Company, is a managing member of General Atlantic Partners, LLC and general partner of GAP Coinvestment Partners II, L.P. General Atlantic Partners, LLC is the general partner of General Atlantic Partners 74, L.P. and the manager member of GapStar, LLC. All but one of the managing members of General Atlantic Partners, LLC are also the general partners of GAP Coinvestment Partners II, L.P. Certain of the managing members of General Atlantic Partners, LLC are authorized and empowered to vote and dispose of the shares held by GAPCO GmbH & Co KG. Mr. Kelly disclaims beneficial ownership of the shares referred in clauses (i), (ii), (iii) and (iv) above, except to the extent of his pecuniary interest herein.

(12)	Includes 625 shares issuable upon exercise of currently exercisable stock options.

(13)	Includes 1,000 shares issuable upon exercise of currently exercisable stock options.

(14)	Includes 1,186 shares held of record and 19,380 shares issuable upon exercise of currently exercisable stock options.

(15)	Includes 21,139 shares issuable upon exercise of currently exercisable stock options.

(16)	Includes 1,333 shares held of record and 23,102 shares issuable upon exercise of currently exercisable stock options.

(17)	Includes 365,990 shares beneficially owned by Cramer Rosenthal McGlynn, LLC (“CRM LLC”) and 123,639 shares beneficially owned by Gerald B. Cramer as reported in Form 13D filed with the SEC on

January 10, 2003. Mr. Cramer is principally employed as the Chairman of CRM LLC. Upon the expiration of his current directorship, Mr. Cramer will be retiring.

(18)	Includes 409,200 shares beneficially owned by FMR Corp. as reported in Form 13G filed with the SEC on February 14, 2003. FMR Corp. is the parent company of Fidelity Management & Research Company which, through its ownership of the Fidelity Small Cap Stock Fund, owns these shares of the Company.

(19)	Includes 2,190,626 shares held of record by the named officers and directors and their related parties and 1,064,028 shares issuable upon exercise of currently exercisable stock options and warrants.

INFORMATION REGARDING THE COMPANY’S
BOARD OF DIRECTORS AND BOARD COMMITTEES

     Meetings – During 2002 the Company’s Board of Directors held fourteen (14) meetings. Each incumbent director attended more than 75% of the meetings of the Board of Directors for the fiscal year ended December 31, 2002.

     The Board of Directors currently has the following standing committees: The Audit Committee and the Compensation Committee.

     Report of the Audit Committee

     The Audit Committee is composed of three (3) “independent” directors as defined in the listing standards promulgated by the National Association of Securities Dealers (“NASD”), as applicable and as may be modified or supplemented. The Audit Committee held five meetings during fiscal year 2002. The Company’s Board of Directors has adopted a written charter for the Audit Committee, a copy of which is attached hereto as Appendix A (the “Charter”). The Audit Committee Charter is currently being revised and updated to bring it in full compliance with the various provisions of the Sarbanes-Oxley Act of 2002. The Audit Committee is responsible for reviewing and monitoring, in an oversight capacity, the financial reporting and auditing processes. All members of the Audit Committee share equally the responsibility for the performance of the foregoing functions as further explained below and in the Charter.

     The Audit Committee provides assistance to the Board of Directors in fulfilling its obligations with respect to matters involving the accounting, auditing, financial reporting, and internal control functions of the Company. The Audit Committee discusses with the Company’s independent auditors the overall scope and plans for their respective audits. The Audit Committee meets with the independent auditors, with or without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting. Only the Audit Committee can engage or terminate the engagement of the independent auditors.

     In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements for fiscal 2002 in the Annual Report with the Company’s independent auditors, with management and with the entire Board of Directors of the Company and discussed the quality of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements. The Audit Committee reviewed with the independent auditors, all matters required to be discussed by Statement of Auditing Standards 61 “Communications with Audit Committees”. In addition, the Audit Committee considered and discussed with the independent auditors the auditors’ independence from management and the Company, including the matters in the written disclosures required by the Independence Standards Board Standard No. 1, and determined that the independent auditors’ non-audit services to the Company were consistent and compatible with the Company’s and the foregoing guidelines.

     The foregoing notwithstanding, management is ultimately responsible for the Company’s financial reporting processes, including the preparation of its financial statements in conformity with GAAP and its system of internal audit controls, and the Company’s outside auditor is responsible for the auditing of those financial statements in accordance with GAAS and expressing its opinion as to whether the financial statements present fairly, in all material respects, the financial position, results of operations and cash flows of the Company in conformity with GAAP.

     Absent any evidence to the contrary, the Audit Committee has relied, without independent verification, on management’s representations that the financial statements are complete, free of material misstatement and prepared in accordance with GAAP, and on the opinion and representations made by the auditor in its report on the Company’s financial statements, including its representations that the auditor is “independent” and the audit was performed in accordance with GAAS. In reliance on the foregoing reviews, discussions and representations, the Audit Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2002 for filing with the Securities and Exchange Commission.

     This report by the Committee is not to be deemed filed under the Securities Act of 1933 or the Securities Exchange Act of 1934, both as amended, and is not to be incorporated by reference into any other filing of the Company under those statutes except to the extent that the Company may expressly refer to this report for incorporation by reference in a particular instance.

     THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

Eugene R. Terry, Chair
Edwin M. Cooperman
Kevin M. McNamara

     Compensation Committee

     The Compensation Committee reviews and makes recommendations to the Board of Directors with respect to (i) employment arrangements between the Chief Executive Officer and the Company, including the compensation of the Chief Executive Officer; (ii) between the Company and its officers and employees, other than the Chief Executive Officer, who receive $100,000 in total annual compensation; (iii) compensation plans which may be adopted by the Company, as well as administers the Company’s various Stock Option Plans. Our Compensation Committee consists of three non-employee, independent directors: Michael S. Falk, Thomas E. Hodapp and Braden R. Kelly. The Compensation Committee held five meetings during fiscal year 2002.

COMPENSATION OF DIRECTORS

     Our employee directors are not compensated for their services as directors. Non-employee directors are compensated with stock options for their services as directors as follows: Effective beginning May 22, 2002, each non-employee director will be granted 15,000 stock options upon his or her initial appointment or election to the Board of Directors by the shareholders with such grant vesting equally over the following three years. On each subsequent election by the shareholders, each non-employee director receives an additional 5,000 share stock option grant which vests immediately. Additionally, each non-employee director receives an annual 2,500 share stock option grant for each subcommittee membership. Such subcommittee grants vest in full after three years but may be accelerated to vest immediately on a pro rata basis (based on four projected subcommittee meetings per election year) as determined by the attendance of the director at each subcommittee meeting. For the 2002-2003 election year, options to purchase a total of 71,875 shares of common stock at exercise prices of $12.54 to $20.20 were granted pursuant to the above guidelines. Of this amount, 8,125 stock options were accelerated to vest by December 31, 2002. Additionally, all directors are reimbursed for reasonable expenses incurred in attending board meetings

     On April 16, 2003, our six outside directors were each granted 10,000 stock options at an exercise price of $7.28 per share. Such options are for a ten-year term and vest equally over the following three years.

EXECUTIVE COMPENSATION

     The following table sets forth the compensation paid during the past three fiscal years to our Chief Executive Officers and our other four most highly compensated executive officers during year 2002 with annual compensation over $100,000 for such years (the “Named Executive Officers”):

Summary Compensation Table

								Long-Term Compensation

		Annual Compensation						Awards		Payouts

						Other		Restricted	Securities		All
Name and						Annual		Stock	Underlying	LTIP	Other
Principal		Salary		Bonus		Comp.		Award(s)	Options/	Payouts	Compen-
Position	Year	($)		($)		($)		($)	SARs (#)	($)	sation ($)

Michael K. Hoover	2002	150,000		15,000	(2)				45,508		—
Chairman and Chief	2001	110,019		—		—		—	19,104	—	1,000	(6)
Executive Officer	2000	56,553	(1)	—		285,000	(1)	—	333,333	—	1,000	(6)
John Paul Guinan	2002	180,192		2,500	(2)	—		—	29,788 (8)	—	—
EVP — Prescription	2001	175,155		—		—		—	2,740	—	1,000	(6)
Services	2000	188,059		—		—		—	26,667	—	1,000	(6)
Nancy J. Ham	2002	163,269		15,000	(2)	34,481	(3)(4)	—	38,572	—	—
President and	2001	141,096		—		26,180	(4)	—	9,596	—	1,000	(6)
Chief Operating	2000	35,585	(5)	5,000	(2)	—		—	43,333	—	—
Officer
Lonnie W. Hardin	2002	164,057		10,000	(2)			—	21,522 (8)	—	—
SVP, Payer	2001	137,800		14,138	(2)	—		—	3,000	—	1,000	(6)
Services	2000	137,800		8,750	(2)	—		—	13,333	—	1,000	(6)
A. Thomas Hardy	2002	182,346		2,500	(2)	—		—	25,921 (8)	—	—
SVP — Lab Services and	2001	199,904		—		—		—	12,624	—	1,000	(6)
President of Key Communications Service, Inc.	2000	230,602		20,000	(2)	—		—	20,000	—	8,667	(7)

(1)	Mr. Hoover joined us on July 28, 2000. As part of his employment agreement dated July 28, 2000, Mr. Hoover was awarded 13,333 shares of common stock valued at $285,000.

(2)	Earned in current fiscal year but paid in following fiscal year.

(3)	Consists of reimbursement of relocation expenses of $9,461, including tax reimbursement of $3,122.

(4)	Consists of reimbursement of living expenses for Florida housing, including tax reimbursements of $7,020 and $4,580 in 2002 and 2001, respectively.

(5)	Ms. Ham joined us on October 16, 2000.

(6)	Matching employer contributions made under the ProxyMed, Inc. 401(k) Plan.

(7)	Includes matching employer contributions of $8,000 the Key Communications Service, Inc. 401(k) Plan and $667 made under the ProxyMed, Inc. 401(k) Plan for 2000.

(8)	Includes stock options cancelled and reissued as follows: 13,333 options for Mr. Guinan, 1,434 options for Mr. Hardin, and 9,466 options for Mr. Hardy.

     The following table provides information on stock option grants during fiscal year 2002 to each of the Named Executive Officers:

Option/SAR Grants in Last Fiscal Year

	Individual Grants
					Potential Realizable Value
	# of Securities	% of Total			at Assumed Annual Rates
	Underlying	Options/SARs			of Stock Price Appreciation
	Options/	Granted To	Exercise or		for Option Term*
	SARs	Employee In	Base	Expiration
Name	Granted	Fiscal Year	Price	Date	5%	10%

Michael K. Hoover	45,508	13.8%	$17.36	6/18/12	$496,839	$1,259,087
John Paul Guinan	29,788	9.0%	$15.55	9/27/12	$291,306	$738,227
Nancy J. Ham	2,640	0.8%	$16.82	3/31/07	$12,268	$27,110
Nancy J. Ham	35,932	10.9%	$17.36	6/18/12	$392,292	$994,144
Lonnie W. Hardin	21,522	6.5%	$15.55	9/27/12	$210,470	$533,373
A. Thomas Hardy	25,921	7.8%	$15.55	9/27/12	$253,490	$642,392

*	The assumed annual rates of stock price appreciation are required disclosures, and are not intended to forecast future stock appreciation.

     The following table sets forth certain information concerning unexercised options held by each of the Named Executive Officers:

Aggregated Option/SAR Exercises in Last Fiscal Year
and FY-End Options/SAR Values

			Number of Securities		Value of Unexercised
			Underlying Unexercised		In-the-Money
	# of Shares		Options/SARs at FY-End (#)		Options/SARs at FY-End ($)**
	Acquired on	$ Value
Name	Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable

Michael K. Hoover	—	—	253,343	144,602	$—	$—
John Paul Guinan	—	—	27,404	31,791	$—	$—
Nancy J. Ham	—	—	51,444	40,057	$—	$—
Lonnie W. Hardin	—	—	18,673	19,182	$—	$—
A. Thomas Hardy	—	—	29,714	28,831	$—	$—

**	Year-end values for unexercised in-the-money options represent the positive spread between the exercise price of such options and the fiscal year-end market value of the common stock, which was $10.44 on December 31, 2002.

     There were no awards made to Named Executive Officers in the last completed fiscal year under any long-term incentive plan for performance to occur over a period longer than one fiscal year. We do not have any defined benefit or actuarial plans for our employees.

     The following table sets forth certain information concerning repriced stock options held by each of the Named Executive Officers:

Ten Year Options/SAR Repricings

		Number of
		securities	Market price			Length of original
		underlying	of stock at			option term
		options/SARs	time of	Exercise price		remaining at
		repriced or	repricing or	at time of	New exercise	date of
		amended	amendment	repricing or	price	repricing or
Name	Date	(#)	($)	amendment	($)	amendment

John Paul Guinan	9/27/02	10,000	$15.55	$57.45	$15.55	1.1 years
John Paul Guinan	9/27/02	1,000	$15.55	$104.10	$15.55	4.1 years
John Paul Guinan	9/27/02	2,333	$15.55	$198.75	$15.55	1.8 years
Lonnie W. Hardin	9/27/02	667	$15.55	$148.20	$15.55	1.4 years
Lonnie W. Hardin	9/27/02	767	$15.55	$198.75	$15.55	1.8 years
A. Thomas Hardy	9/27/02	6,533	$15.55	$165.00	$15.55	1.9 years
A. Thomas Hardy	9/27/02	2,933	$15.55	$176.25	$15.55	6.3 years

     Certain stock options for executive officers and directors were amended in 2000 and 2001 to allow for extensions of exercise periods (typically one to three years) after termination of employment. Additionally, in January 2002, the exercise period of certain vested options held by our three resigning directors were extended through December 31, 2003. In January 2002, our Board of Directors agreed to cancel a total of 37,767 stock options with exercise prices ranging from $57.45 to $202.50 previously issued to employees with the intent of reissuing the same number of options in the future at the then current market price. In September 2002, we issued 36,867 stock options at an exercise price of $15.55 per share pursuant to these instructions, including 24,233 stock options to the named executives in the above table. In all cases noted here, the market price of our common stock was below the exercise price of the options at the time of amendment.

     In January 2002, the Compensation Committee of our Board of Directors agreed to authorize bonuses for members of executive and senior management in the event of a change in control of our company. These bonuses would be based on the calculated per share value of the transaction, are payable in cash and/or stock, and are contingent upon certain conditions including obtaining a minimum per share value and being an active employee at the time of such event.

     Employment Agreements with the Named Executive Officers

     In July 2000, we entered into an employment agreement with Mr. Hoover. The agreement is for a three-year term and automatically extends from year to year thereafter unless terminated by us upon 90 days’ written notice or by the employee upon 30 days’ written notice prior to the end of the initial term or any extension. Mr. Hoover currently receives an annual base salary of $225,000 (effective January 1, 2003) and is entitled to such bonuses as may be awarded from time to time and to participate in any stock option plans that we may now have or in the future develop. He may be terminated for “cause” as defined in his agreement. If terminated for cause, he will be entitled to base salary earned, and he will retain all vested stock options. If, upon 90 days’ prior written notice, he is terminated “without cause”, he will be entitled to receive an amount equal to his base salary plus bonus, if any, and continuation of health insurance for six months following termination, plus any unvested options shall vest. In addition, the agreement contains confidentiality and non-competition covenants.

     In October 2000, we entered into an employment agreement with Ms. Ham. The agreement is for a three-year term and automatically extends from year to year thereafter unless terminated by us upon 90 days’ written notice or by the employee upon 30 days’ written notice prior to the end of the initial term or any extension. Ms. Ham currently receives an annual base salary of $200,000 (effective January 1, 2003) and is entitled to such bonuses as may be awarded from time to time and to participate in any stock option plans that we may now have or in the future develop. Upon her promotion to president in October 2001, Ms. Ham was awarded a $25,000 salary increase which she deferred until April 1, 2002. In lieu of this increase, she was granted 2,640 stock options at an exercise price of $16.82 per share; these options vested on March 31, 2002. She may be terminated for “cause” as defined in her agreement. If terminated for cause, she will be entitled to base salary earned, and she will retain all vested stock options. If, upon 90 days’ prior written notice, she is terminated “without cause”, she will be entitled to receive an amount equal to her base salary plus bonus, if any, and continuation of health insurance for six months following termination, plus any unvested options shall vest. In addition, the agreement contains confidentiality and non-competition covenants.

     In December 1995, we entered into an employment agreement with Mr. Guinan, which is automatically extended from year to year unless terminated by either party upon 60 days’ written notice. Mr. Guinan currently receives an annual base salary of $185,000 (effective January 1, 2003) and is entitled to such bonuses as may be awarded from time to time by the Board of Directors and to participate in any stock option plans that we may now have or in the future develop. Mr. Guinan may be terminated for “cause” as defined in the agreement. If he is terminated for cause, he will be entitled to base salary earned, and he will retain all vested stock options. If he is terminated “without cause”, then he will be entitled to receive an amount equal to his base salary and bonus, if any, and continuation of health insurance for six months following termination, plus any unvested options shall vest. In addition, the agreement contains confidentiality and non-competition covenants.

     In March 2001, we entered into an employment agreement with Mr. Hardin. The agreement is for a three-year term and automatically extends from year to year thereafter unless terminated by us upon 90 days’ written notice or by the employee upon 30 days’ written notice prior to the end of the initial term or any extension. Mr. Hardin currently receives an annual base salary of $185,000 (effective January 1, 2003), and is entitled to such bonuses as may be awarded from time to time and to participate in any stock option plans that we may now have or in the future develop. He may be terminated for “cause” as defined in his agreement. If terminated for cause, he will be entitled to base salary earned, and he will retain all vested stock options. If, he is terminated “without cause,” he will be entitled to receive an amount equal to his base salary plus bonus, if any, and continuation of health insurance for six months following termination, plus any unvested options shall vest. In addition, the agreement contains confidentiality and non-competition covenants.

     In December 1998, upon acquiring Key Communications, we entered into a three-year employment agreement with Mr. Hardy. Under this agreement, Mr. Hardy received an annual base salary of $225,000 and was eligible to receive an annual bonus up to $40,000 as may be awarded by the Board of Directors. In December 2001, we entered into a new employment agreement with Mr. Hardy. The agreement is for a three-year term and automatically extends from year to year thereafter unless terminated by us upon 90 days’ written notice or by the employee upon 30 days’ written notice prior to the end of the initial term or any extension. Under this new agreement, Mr. Hardy currently receives an annual base salary of $185,000 (effective January 1, 2003) and is entitled to such bonuses as may be awarded from time to time and to participate in any stock option plans which we may now have or in the future develop. He may be terminated for “cause” as defined in his agreement. If terminated for cause, he will be entitled to base salary earned, and he will retain all vested stock options. If he is terminated “without cause”, he will be entitled to receive an amount equal to his base salary plus bonus, if any, and continuation of health insurance for six months following termination, plus any unvested options shall vest. In addition, the agreement contains confidentiality and non-competition covenants.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors is responsible for administering, reviewing and approving compensation arrangements with respect to executive compensation which includes base salaries, annual incentives and long term stock option plans, as well as any executive benefits and/or perquisites. In addition, the Compensation Committee is responsible for any awards and administration of the Company’s stock option plans and grant of options to newly-hired employees, and any future equity incentive plans.

     In January 2002, our Board of Directors agreed to cancel a total of 37,767 stock options with exercise prices ranging from $57.45 to $202.50 previously issued to employees with the intent of reissuing the same number of options in the future at the then current market price. In September 2002, we issued 36,867 stock options at an exercise price of $15.55 per share pursuant to these instructions, including 24,233 stock options to the named executives in the above table.

     Also in January 2002, the Compensation Committee of our Board of Directors agreed to authorize bonuses for members of executive and senior management in the event of a change in control of our company. These bonuses would be based on the calculated per share value of the transaction, are payable in cash and/or stock, and are contingent upon certain conditions including obtaining a minimum per share value and being an active employee at the time of such event.

     In June 2002, our Board of Directors authorized the issuance of stock options to employees and officers of the Company as part of a structured retention and reward plan. Initially in June 2002, 47,267 options were granted at an exercise price of $17.36 per share. Included in these grants were a total of 25,000 options granted to our chairman/chief executive officer and president/chief operating officer. In September 2002, an additional 38,050 options were granted to other employees and officers at an exercise price of $15.55 per share, including 14,100 stock options to our chief financial officer and one other senior executive. In general, these options are for a ten-year term and vest equally over a three-year period.

     Also in June 2002, our Board of Directors authorized the issuance of stock options to our executive and senior management as part of their compensation plan for the 2002 year. As a result, 56,440 options were granted to the Company’s chairman/chief executive officer and president/chief operating officer at an exercise price of $17.36. In September 2002, 63,106 options were granted to the remaining executive and senior management at an exercise price of $15.55 per share. All of these options are for a ten-year term, vest in full after five years and contain a clause that enables the accelerated vesting of a portion or all of the options if specific, pre-determined individual and company goals are met during the 2002 year. Of the 119,546 total options granted under the 2002 compensation plan discussed above, 80,194 options were accelerated to vest on December 31, 2002 and the remaining 39,352 options will vest in 2007.

     Mr. Hoover has been Chairman of the Board and Chief Executive Officer of the Company since July 2000. During the fiscal year ended December 31, 2002, his annual base salary was $150,000 pursuant to his employment with the Company. Effective January 1, 2003, his salary was increased to $225,000. In December 2002, Mr. Hoover earned a $15,000 cash bonus related to the consummation of the acquisition MedUnite which was paid in January 2003. Under the management compensation plan for 2002 noted above, Mr. Hoover was granted stock options to purchase 30,508 shares of our common stock at $17.36 per share in June 2002. Of these options, 25,017 were accelerated to vest on December 31, 2002 and the remaining 5,491 options will vest in 2007. Additionally, in June 2002, Mr. Hoover also received an additional stock option grant to purchase 15,000 shares of our common stock also at $17.36 per share pursuant to the structured retention and reward programs adopted by our Board of Directors also noted above. The Compensation Committee believes that while Mr. Hoover’s annual base salary is in the low range paid to similarly situated executives at similar companies, his interests are directly aligned with our shareholders due to the fact that as of the date of this report, Mr. Hoover beneficially owns approximately 6% of the Company due to his own direct purchases of the Company’s stock and his stock options.

     The Compensation Committee’s general philosophy with respect to the compensation of the Chief Executive Officer and other executive officers is to offer competitive compensation packages designed to attract and retain key executives critical to the success of the Company. In general, subjective factors rather than specific criteria of the Company’s performance have been used in determining and approving executive compensation. The Compensation Committee intends to review the performance and compensation of the executive officers annually, in conjunction with performance of the Company. The Company’s compensation programs include a base salary, annual bonus awards based on individual and Company performance, as well as the granting of stock options designed to provide long-term incentives and aligning the interest of management with those of the Company’s shareholders.

     Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public companies for compensation over $1,000,000 paid to the Company’s Chief Executive Officer and the four (4) other most highly compensated executive officers, unless such compensation is “performance based”. For purposes of Section 162(m), the Company currently intends to structure any performance-based portion of the compensation of its executive officers that it might develop in a manner that complies with Section 162(m).

THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

Michael S. Falk, Chair
Thomas E. Hodapp
Braden R. Kelly

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During fiscal year 2002,

•	None of the members of the Compensation Committee was an officer (or former officer) or employee of the Company or any of its subsidiaries;

•	None of the members of the Compensation Committee had any relationship requiring disclosure under any paragraph of Item 404 of Regulation S-K;

•	None of the Company’s executive officers served on the compensation committee (or another board committee with similar functions) of any entity where one of that entity’s executive officers served on the Company’s Compensation Committee;

•	None of the Company’s executive officers was a director of another entity where one of that entity’s executive officers served on the Company’s Compensation Committee; and

•	None of the Company’s executive officers served on the compensation committee (or another board committee with similar functions) of another entity where one of that entity’s executive officers served as a director on the Company’s Board.

PERFORMANCE GRAPH

     Over the years, the Company’s business has evolved into a leading technology company servicing the healthcare industry. As a result, this performance graph includes a peer group of other healthcare information technology companies consisting of Allscripts Healthcare Solutions, Cerner Corporation, Eclipsys Corporation, First Consulting Group, Inc., IDX Systems Corporation, InfoCure Corporation, NDCHealth Corporation, Neoforma, Inc., Per-Se Technologies, Inc., QuadraMed Corporation, Quality Systems, Inc., Quovadx, Inc., TriZetto Group, Inc. and WebMD Corporation.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*

Among Proxymed, Inc., the NASDAQ Stock Market (U.S.) Index
and a Peer Group

* $100 invested on 12/31/97 in stock or index-

including reinvestment of dividends.
Fiscal year ending December 31.

	Cumulative Total Return

	12/97	12/98	12/99	12/00	12/01	12/02

PROXYMED, INC	100.00	160.18	138.05	17.70	20.99	9.85
NASDAQ STOCK MARKET (U.S.)	100.00	140.99	261.48	157.77	125.16	86.53
PEER GROUP	100.00	115.99	89.83	51.81	51.99	37.92

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     In April 1997, we made loans totaling $350,000 to Mr. Blue, our former chairman of the board and chief executive officer. The funds were advanced pursuant to two demand promissory notes in the principal amounts of $290,000 and $60,000, respectively, each bearing interest at a rate of 7-3/4% per annum. On June 30, 2000, we amended the terms of these notes whereby interest on the notes ceased to accrue subsequent to July 1, 2000 and the loan plus accrued interest, totaling $435,900 at June 30, 2000, would be payable in a balloon payment in December 2001. The loans were collateralized with options to purchase 36,667 shares of common stock granted to Mr. Blue under our stock option plans. As of December 31, 1999, these loans were included in other assets on the balance sheet; as of December 31, 2000, all amounts owed under these loans were reclassified to stockholders’ equity.

     In December 2001, a payment of $250,000 was received from Mr. Blue and applied against the outstanding balance of the loans. We agreed to refinance the remaining $185,983 balance and a new promissory note was executed by Mr. Blue. This new note requires monthly interest payments at prime rate plus 1%, established at the beginning of each calendar quarter, and is payable in a balloon payment on or before December 31, 2003. The note is collateralized with options to purchase 36,667 shares of common stock granted to Mr. Blue under the our stock option plans along with additional warrants granted to Mr. Blue from various other public companies. In January 2002, Mr. Blue resigned from the our Board of Directors and the remaining Board members agreed to extend the exercise period of the stock options held as collateral for the note in an effort to maximize the potential for repayment.

     In March 2001, Mr. Guinan entered into an uncollateralized promissory note for $45,400 for amounts previously borrowed from us. The promissory note calls for minimum bi-weekly payments of $350 deducted directly from Mr. Guinan’s payroll until the note is paid in full on or before February 2006. The note is non-interest bearing but interest is imputed annually based on the Internal Revenue Service Applicable Federal Rate at the time the note was originated (4.98%). Under terms of the promissory note, if Mr. Guinan is terminated without cause, the note is due in full after nine months from the date of termination as long as the scheduled bi-weekly payments continue to be made. As of December 31, 2002, the unpaid principal balance of the note is $23,000.

OTHER INFORMATION

Liability and Indemnification of Our Directors and Officers

     The Florida Business Corporation Act provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duty as directors, except for liability (i) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (ii) for any unlawful payment of a dividend or unlawful stock repurchase or redemption, as provided in Section 607.0834 of the Florida Business Corporation Act, (iii) for any transaction from which the director derived an improper personal benefit, or (iv) for a violation of criminal law (the “Exceptions”). Our Restated Articles of Incorporation and Bylaws also provide that we shall indemnify our directors and officers to the fullest extent permitted by Section 607.0831 of the Florida Business Corporation Act, including circumstances in which indemnification is otherwise discretionary. We have procured and maintain insurance under which our directors and officers are insured, subject to the limits of the policy, against certain losses arising from claims made against such directors and officers. Subject to the Exceptions, we have entered into indemnification agreements with most of our directors and executive officers limiting their personal liability for monetary damages and reasonable attorney fees, except for personal liability that cannot be eliminated under the Florida Business Corporation Act.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities and Exchange Act of 1934 (the “Exchange Act”) requires our officers and directors, and persons who own more than 10% of the registered class of our equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the “SEC”). Officers, directors and greater than 10% shareholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

     Based solely on our review of the copies of such forms received by us, or written representations from certain reporting persons, we believe that during our fiscal year ended December 31, 2002, all filing requirements applicable to our officers and directors and greater than 10% beneficial owners were complied with, except that Messrs. Guinan, Hardin, Hardy and Schmid failed to timely file Form 4’s relating to their cancellation of stock options in March 2002; Messrs. Hardin and Schmid failed to timely file a Form 4 regarding the granting of stock options in September 2002; Mr. Hardy failed to timely file a Form 4 relating to our Series C warrant exchange in 2001; and Messrs. Cooperman, Kelly and Terry failed to timely file Form 4’s relating to their respective grants of stock options upon re-election to our Board of Directors in May 2002.

     Other Matters

     The Board of Directors is not aware of any other business that may come before the meeting. However, if additional matters properly come before the Annual Meeting, shares represented by all proxies received by the Board of Directors will be voted with respect thereto at the discretion and in accordance with the judgment of the proxy holders.

     Shareholder Proposals

     Shareholder proposals intended to be presented at the Year 2004 Annual Meeting of Shareholders of the Company must be received by the Company no later than January 19, 2004, at its principal executive offices, 2555 Davie Road, Suite 110B, Fort Lauderdale, Florida 33317, Attention: Corporate Secretary, for inclusion in the proxy statement and proxy relating to the Year 2004 Annual Meeting of Shareholders.

     Additional Information

     Accompanying this proxy statement is a copy of the Company’s annual report, which includes a copy of the Annual Report on Form 10-K. Additional copies of the Company’s Annual Report on Form 10-K may be obtained from the Company on written request.

     Driving Directions to the Company’s Fort Lauderdale Offices

From Ft. Lauderdale Airport:

1.	Start going towards the AIRPORT EXIT on TERMINAL DR.
2.	Take the US-1 NORTH/(I-595 W)/FORT LAUDERDALE (I-95) ramp.
3.	Merge on I-595 WEST.
4.	Take the DAVIE RD./SR-84 WEST exit, exit #7.
5.	Turn Left at the traffic light on DAVIE RD.
6.	ProxyMed is just past the 2nd traffic light on the RIGHT side.

From Miami Airport:

1.	Start going towards the AIRPORT EXIT on NW 21ST ST.
2.	Take the SR-112 E/BEACHES...(I-95 N) ramp.
3.	Continue on AIRPORT EXPY.
4.	Merge on SR-112 EAST.
5.	Take the I-95 NORTH/I-95 SOUTH exit towards FT. LAUDERDALE/ORLANDO.
6.	Continue on I-95 NORTH/SR-9A NORTH R SOUTH.
7.	Merge on I-95 NORTH.
8.	Take the I-595/SR-84/US-441/(I-75) exit, exit #54.
9.	Merge on I-595 WEST.
10.	Take the DAVIE RD/SR-84 WEST exit, exit #7.
11.	Turn Left at the traffic light on DAVIE RD.
12.	ProxyMed is just past the 2nd traffic light on the RIGHT side.

April 25, 2003

Fort Lauderdale, Florida

APPENDIX A

AUDIT COMMITTEE CHARTER

     Pursuant to Section 607.0825 of the Florida Statutes and Article III, Section I, of the Bylaws of the Company, there shall be a committee of the Board of Directors to be known as the Audit Committee. Pursuant to Section 6(d) of the NASD Bylaws, the Audit Committee shall be composed of at least three directors who are “independent”, as defined in Section 6(c) of the NASD ByLaws. The Audit Committee shall otherwise be in compliance with the rules and regulations of the Securities and Exchange Commission and the National Association of Securities Dealers, as each may be amended.

     The Audit Committee will consult with the Company’s outside auditor at the end of each fiscal quarter to review the Company’s financial statements and any other matters as appropriate prior to filing its annual 10-K and 10-Q’s, and issuing any earnings release, to ascertain compliance with appropriate audit procedures and provide assistance to the Board of Directors in fulfilling its oversight responsibilities.

     In discharge of its functions, the Audit Committee will:

1.	Review and recommend to the Board of Directors the outside auditor to be selected to audit the books of the Company. The Board of Directors and the Audit Committee shall have the ultimate right to select, evaluate and remove the outside auditor, who is ultimately accountable to the Board of Directors and the Audit Committee.

2.	Meet with the outside auditor to discuss the scope of the proposed audit for the current year, the audit procedures to be utilized, the fees involved and any non-accounting related services, and at the conclusion thereof, discuss such audit (among themselves and with the outside auditor), including any problems identified regarding internal controls, any comments or recommendations of the outside auditor and management’s responses thereto, and the auditor’s judgment about the quality and acceptability of the Company’s accounting principles as applied to its financial reporting.

3.	Review and discuss the adequacy and effectiveness of the internal auditing, accounting and financial controls of the Company, and elicit from the outside auditor any recommendations that they may have for the improvement of internal control procedures or particular areas where new or more detailed controls or procedures are desirable.

4.	Receive annually a written statement from the outside auditor delineating relationships between the outside auditor and the Company; engage in active dialogue with the outside auditor on issues that might reasonably affect their objectivity and independence, and take or recommend to the Board of Directors appropriate action, if necessary, to ensure the independence of the outside auditor.

5.	Review, discuss and monitor the internal audit function, if any, and the coordination of such function with the outside auditor, and assure that unrestricted access is provided between the Audit Committee and the controller/internal auditor of the Company, who shall report major exceptions and areas of concern to the Audit Committee.

6.	Review and discuss any changes in accounting principles and any matters involving litigation which would have a material impact on the financial statements.

7.	Review and discuss the outside auditor’s evaluation of the Company’s financial, accounting and auditing personnel, and the cooperation which the outside auditor received from management during the course of the audit.

8.	Maintain free and open means of communication between the Board of Directors, the outside auditor and the Company’s financial, accounting and audit personnel.

9.	Review and recommend to the Board of Directors a Code of Business Ethics Policy, and oversee its implementation and monitor the Company’s compliance.

10.	Investigate any matter brought to its attention within the scope of its functions, with the power to engage such professional assistance as it deems necessary for this purpose.

11.	Annually prepare a report to shareholders as required by the Securities and Exchange Commission. The report should be included in the Company’s proxy statement in accordance with SEC regulations.

12.	Review and reassess the adequacy of this Charter at least annually. Submit the Charter to the Board of Directors for approval and have the document published at least every three years in accordance with SEC regulations.

     The Audit Committee may elect a Chairman from among its members absent the designation of such Chairman by the Board of Directors.

     Minutes shall be kept of the proceedings of the Audit Committee which shall be submitted to the Board of Directors of the Corporation.

PROXY FOR ANNUAL MEETING OF PROXYMED, INC.
2555 DAVIE ROAD, SUITE 110B
FT. LAUDERDALE, FLORIDA 33317
(954) 473-1001

SOLICITATION ON BEHALF OF THE BOARD OF DIRECTORS OF
PROXYMED, INC.

     The undersigned hereby appoints Michael K. Hoover and Judson E. Schmid with the power to vote, either one of them, at the Annual Meeting of Shareholders of ProxyMed, Inc. (the “Company”) to be held on Thursday, May 29, 2003, at 9:00 a.m., Fort Lauderdale time, at the Company’s corporate offices located at 2555 Davie Road, Suite 110B, Fort Lauderdale, Florida 33317, or any adjournment thereof, all shares of the Common Stock which the undersigned possesses and with the same effect as if the undersigned was personally present, upon all subjects that may properly come before the meeting, including the matters described in the proxy statement furnished herewith, subject to any directions indicated on this card. If no directions are given, the proxies will vote for the election of all listed nominees; ratification and approval of the appointment of the Company’s independent auditors for the fiscal years 2002 and 2003; and, at their discretion, on any other matter that may properly come before the meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF ALL ITEMS.

(l)	ELECTION OF DIRECTORS: (Nominees are Edwin M. Cooperman, Michael S. Falk, Thomas E. Hodapp, Michael K. Hoover, Braden R. Kelly, Kevin M. McNamara and Eugene R. Terry)*

m	FOR	m	WITHHOLD AUTHORITY

*	To vote your shares for all director nominees, mark the “For” box . To withhold voting for all nominees, mark the “Withhold Authority” box. If you do not wish your shares voted “For” a particular nominee(s), enter the name(s) of that nominee(s) in the following space: .

(2)	RATIFY AND APPROVE THE APPOINTMENT OF PRICEWATERHOUSE COOPERS LLP (“PWC”) AS THE COMPANY’S INDEPENDENT AUDITORS FOR THE FISCAL YEARS 2002 AND 2003.

m	FOR	m	AGAINST	m	ABSTAIN

Dated:

Signature

(Please sign exactly as name appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians, attorneys and corporate officers should include their titles.)

Please sign, date and promptly return this Proxy in the enclosed envelope.